Exhibit (n)(1)

IVY FUNDS

A DELAWARE STATUTORY TRUST

PLAN PURSUANT TO RULE 18F-3

UNDER THE

INVESTMENT COMPANY ACT OF 1940

I. INTRODUCTION

In accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Plan describes the multi-class structure that will apply to certain series of Ivy Funds (each a “Fund” and, collectively, the “Funds”), including the separate class arrangements for the service and distribution of shares of beneficial interest, the method for allocating the expenses and income of each Fund among its classes, and any related exchange privileges and conversion features that apply to the different classes.

II. THE MULTI-CLASS STRUCTURE

The class of shares of beneficial interest that each Fund is authorized to issue is set forth on Appendix A. Shares of beneficial interest of each class of a Fund represent an equal pro rata interest in the underlying assets of that Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear certain class-specific expenses, as described more fully in Section III; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class of shares shall also have the distinct features described in Section III.

III. FRONT-END SALES CHARGES, CONTINGENT DEFERRED SALES CHARGES AND 12B-1 FEES

With the exception of Class A shares of Ivy Money Market Fund, Class A shares shall be offered at net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund’s current prospectus and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class A shares generally will not be subject to a contingent deferred sales charge (a “CDSC”), although a CDSC may be imposed in certain limited cases as disclosed in each Fund’s current prospectus or prospectus supplement. Class A shares are subject to distribution and service fees charged pursuant to a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act ( the “12b-1 Plan”) that provides for a maximum fee of 0.25% of the average daily net assets of the Class A shares of the Fund. Class A shares of Ivy Money Market Fund will be sold without an initial sales charge, will not be subject to a contingent deferred sales charge and are not subject to a Rule 12b-1 fee.

Class B and Class C shares shall be offered at net asset value without the imposition of a front-end sales charge. A CDSC in such amount as is described in each Fund’s current prospectus or prospectus supplement shall be imposed on Class B and Class C shares, subject to such waivers or reductions as are determined or approved by the Board of Trustees. Class B and Class C shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum service fee of 0.25% and a maximum distribution fee of 0.75% of the average daily net assets of the Class B and Class C shares of the Fund. Class B shares convert automatically into Class A shares eight years after the end of the month in which the shares were purchased. Class B and Class C shares of Ivy Money Market Fund are not available for investment except that exchanges are allowed.

Class E shares shall be offered at net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund’s current prospectus and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class E shares generally will not be subject to a CDSC, although a CDSC may be imposed in certain limited cases as disclosed in each Fund’s current prospectus or prospectus supplement. Class E shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum fee of 0.25% of the average daily net assets of the Class E shares of the Fund.

Class I shares will be sold without an initial sales charge and will not be subject to a contingent deferred sales charge. Class I shares are not subject to a Rule 12b-1 fee.

Class R shares will be sold without an initial sales charge and will not be subject to a contingent deferred sales charge. Class R shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum fee of 0.50% of the average daily net assets of the Class R shares of the Fund.

Class Y shares will be sold without an initial sales charge and will not be subject to a contingent deferred sales charge. Class Y shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum fee of 0.25% of the average daily net assets of the Class Y shares of the Fund.

IV. ALLOCATION OF EXPENSES AND INCOME

A. “TRUST” AND “FUND” EXPENSES

The gross income, realized and unrealized capital gains and losses and expenses (other than “Class Expenses,” as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses so allocated include expenses of the Trust that are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of a Fund not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees and expenses; insurance costs; certain legal fees; expenses related to shareholder reports; and printing expenses. Fund Expenses include, but are not limited to, certain registration fees (i.e., state registration fees imposed on a Fund-wide basis and SEC registration fees); custodial fees; transfer agent fees; advisory fees; fees related to the preparation of separate documents of a particular Fund, such as a separate prospectus; and other expenses relating to the management of the Fund’s assets.

B. “CLASS” EXPENSES

The types of expenses attributable to a particular class (“Class Expenses”) include: (a) payments pursuant to the 12b-1 Plan for that class, if the class has a 12b-1 Plan; (b) transfer agent fees attributable to a particular class; (c) printing and postage expenses related to preparing and distributing shareholder reports, prospectuses and proxy materials; (d) registration fees (other than those set forth in Section IV.A. above); (e) the expense of administrative personnel and services as required to support the shareholders of a particular class; (f) litigation or other legal expenses relating solely to a particular class; (g) Trustees’ fees incurred as a result of issues relating to a particular class; and (h) the expense of holding meetings solely for shareholders of a particular class. Expenses described in subpart (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may, but are not required to, be directly attributed and charged to a particular class. The fees and expenses that are attributed and charged to a particular class are borne on a pro rata basis by the outstanding shares of that class.

In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes reasonably allocable as a Class Expense, it shall be so allocated, subject to compliance with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

C. WAIVERS OR REIMBURSEMENTS OF EXPENSES

Expenses may be waived or reimbursed by any adviser to Ivy Funds, by Ivy Funds’ underwriter or any other provider of services to Ivy Funds without the prior approval of Ivy Funds’ Board of Trustees.

V. EXCHANGE PRIVILEGES

As described in each Fund’s current prospectus and statement of additional information, shareholders of each Fund have exchange privileges with certain other funds.

Class A shares of a Fund may be exchanged for Class A shares of any other fund in Ivy Funds, Waddell & Reed InvestEd Portfolios and, for customers of Waddell & Reed, Inc. or Legend Equities, Corp. (“Legend”), for Class A shares of any fund in the Waddell & Reed Advisors Funds. In certain situations Class A shares of Ivy Money Market Fund may be exchanged for Class B or Class C shares of any other fund in Ivy Funds for the purpose of dollar-cost averaging.

Class B shares of a Fund may be exchanged for Class B shares of any other fund in Ivy Funds and Waddell & Reed InvestEd Portfolios and, for customers of Waddell & Reed, Inc. or Legend, for Class B shares of any fund in the Waddell & Reed Advisors Funds. The redemption of a Fund’s Class B shares as part of an exchange is not subject to the CDSC.

Class C shares of a Fund may be exchanged for Class C shares of any other fund in Ivy Funds and Waddell & Reed InvestEd Portfolios and, for customers of Waddell & Reed, Inc. or Legend, for Class C shares of any fund in the Waddell & Reed Advisors Funds. The redemption of a Fund’s Class C shares as part of an exchange is not subject to the CDSC.

Class Y shares of a Fund may be exchanged for Class Y shares of any other Fund in Ivy Funds that offers Class Y shares or Class A shares of Ivy Money Market Fund. In addition, Class Y shares of a Fund that are held by a shareholder who is not eligible to acquire such Class Y shares may be exchanged for Class A shares of the Fund or any other Fund in Ivy Funds and, for customers of Waddell & Reed, Inc. or Legend, for Class A shares of any fund in the Waddell & Reed Advisors Funds.

Class E shares of a Fund may be exchanged for Class E shares of any other fund in Ivy Funds that offers Class E shares.

Class I shares of a Fund may be exchanged for Class I shares of any other fund in Ivy Funds or Class A shares of Ivy Money Market Fund, and, for customers of Waddell & Reed, Inc. or Legend, for Class Y shares of a fund in the Waddell & Reed Advisors Funds. Shares of another class of any Ivy Fund that are held by a shareholder who subsequently becomes eligible to acquire Class I shares may be exchanged for Class I shares of any fund in Ivy Funds.

Class R shares of a Fund may be exchanged for Class R shares of any other Ivy Fund that offers Class R shares.

With respect to Fund shares subject to an initial sales charge, the exchange will be processed on the basis of the relative net asset values of the separate classes on the trade date, plus an amount equal to the difference, if any, between the sales charge previously paid on the “old” class of shares and the sales charge payable at the time of the exchange on the “new” class of shares. Incremental sales charges are waived for the outstanding class of shares that have been invested for 12 months or longer.

With respect to Fund shares subject to a CDSC, the exchange will be processed on the basis of the relative net asset values of the separate classes on the trade date, without the payment of a CDSC that would otherwise be due upon the redemption of the “old” class of shares. Shareholders of a Fund exercising the exchange privilege will continue to be subject to the Fund’s CDSC schedule (or period) following an exchange, unless the CDSC schedule that applies to the “new” Class of shares is higher (or such period is longer) than the CDSC schedule (or period), if any, applicable to the “old” Class of shares, in which case the schedule (or period) of the Fund into which the exchange is made shall apply. Also, if less than all of investment is exchanged out of the Fund, the shares exchanged will reflect, pro rata, the cost, capital appreciation and/or reinvestment of distributions of the original investment as well as the original purchase date, for purposes of calculating any CDSC for future redemptions of the exchanged shares.

Shares resulting from the reinvestment of dividends and other distributions will not be charged an initial sales charge or CDSC when exchanged into another Fund.

These exchange privileges may be modified or terminated by a Fund, and exchanges may only be made into funds that are legally registered for sale in the investor’s state of residence.

VI. CONVERSION FEATURE

Class B shares of a Fund convert automatically to Class A shares of the Fund as of the close of business on the first business day after the last calendar day of the month in which the eighth anniversary of the purchase date of the Class B shares occurs. The conversion will be based on the relative net asset values per share of the two classes, without the imposition of any sales load, fee or other charge. For purposes of calculating the eight year holding period, the “purchase date” shall mean the date on which the Class B shares were initially purchased, regardless of whether the Class B shares that are subject to the conversion were obtained through an exchange (or series of exchanges) from a different Fund. For purposes of conversion of Class B shares, Class B shares acquired through the reinvestment of dividends and capital gain distributions paid in respect of Class B shares will be held in a separate sub-account. Each time any Class B shares in the shareholder’s regular account (other than those shares in the sub-account) convert to Class A shares, a pro rata portion of the Class B shares in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder’s Class B shares converting to Class A shares bears to the shareholder’s total Class B shares not acquired through the reinvestment of dividends and capital gain distributions.

VII. CONVERSION PRIVILEGE

As described in each Fund’s current prospectus or prospectus supplement, a conversion between share classes of the same Fund is allowable and will be treated as a non-taxable event. A conversion from one class of shares to another will be based on the respective net asset values of the separate classes on the trade date for the conversion.

A shareholder is eligible for a self-directed conversion from one class of the Fund into another class of the Fund if the shareholder meets the eligibility requirements for the “new” class.

If a shareholder no longer meets the requirements for a particular class of shares, the Fund may automatically convert the shareholder’s shares into another class of shares of the same Fund, as appropriate.

VIII. REDEMPTION FEES

Redemptions and exchanges of shares of each Fund shall be subject to redemption fees in such amounts and subject to any waivers or reductions as are determined or approved by the Board of Trustees and disclosed in each Fund’s current prospectus and statement of additional information.

IX. BOARD REVIEW

A. INITIAL APPROVAL

The Board of Trustees of Ivy Funds, including a majority of the Trustees who are not interested persons of Ivy Funds, as defined under the 1940 Act (the “Independent Trustees”), at a meeting held on November 13, 2008 initially approved this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole.

B. APPROVAL OF AMENDMENTS

Before any material amendments to this Plan, the Trust’s Board of Trustees, including a majority of the Independent Trustees, must find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund Expenses), is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of Ivy Funds shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

C. PERIODIC REVIEW

The Board of Trustees of Ivy Funds shall review the Plan as frequently as it deems necessary, consistent with applicable legal requirements.

X. EFFECTIVE DATE

The Plan first became effective as of November 13, 2008, as amended May 18, 2009 and further amended February 11, 2010.

APPENDIX A

Ivy Funds

Share Classes

Fund Series	Share Class
Ivy Asset Strategy Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Asset Strategy New Opportunities Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Effective February 11, 2010

Ivy Balanced Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Bond Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Capital Appreciation Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Core Equity Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Cundill Global Value Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Dividend Opportunities Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Energy Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy European Opportunities Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Global Bond Fund	Class A
Class B
Class C
Class I
Class Y

Ivy Global Natural Resources Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy High Income Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy International Balanced Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy International Core Equity Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy International Growth Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Large Cap Growth Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Limited-Term Bond Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Managed European/Pacific Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Managed International Opportunities Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Micro Cap Growth Fund	Class A
Class B
Class C
Class I
Class Y

Ivy Mid Cap Growth Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Money Market Fund	Class A
Class B
Class C
Class E

Ivy Mortgage Securities Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Municipal Bond Fund	Class A
Class B
Class C
Class I
Class Y

Ivy Municipal High Income Fund	Class A
Class B
Class C
Class I
Class Y

Effective May 18, 2009

Ivy Pacific Opportunities Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Real Estate Securities Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Science and Technology Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Small Cap Growth Fund	Class A
Class B
Class C
Class E
Class I
Class R
Class Y

Ivy Small Cap Value Fund	Class A
Class B
Class C
Class E
Class I
Class Y

Ivy Tax-Managed Equity Fund	Class A
Class B
Class C
Class I
Class Y

Effective May 18, 2009

Ivy Value Fund	Class A
Class B
Class C
Class E
Class I
Class Y